Exhibit 99.1

National Bank Holdings Corporation Announces

Record Second Quarter 2018 Financial Results

Greenwood Village, Colorado - (PR Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - Adjusted(1)
	2Q18	1Q18	2Q17	2Q18	1Q18	2Q17
Net income ($000's)	$17,512	$8,464	$9,209	$17,787	$14,510	$9,209
Earnings per share - diluted	$0.56	$0.27	$0.33	$0.57	$0.47	$0.33
Return on average tangible assets	1.31%	0.66%	0.87%	1.33%	1.11%	0.87%
Return on average tangible common equity	13.52%	6.95%	8.21%	13.72%	11.63%	8.21%

(1)	Adjusted for Peoples, Inc. (“Peoples”) acquisition-related costs. See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “Our momentum continued into the second quarter, and we delivered record quarterly adjusted earnings of $0.57 per share.  Each day our teammates strive to build strong client relationships, and this client-centric focus resulted in record loan originations of $351 million for the second quarter.  Our ability to grow loans and maintain a low cost of funds demonstrates our ability to execute on our strategies and generate positive returns for our shareholders.  Average transaction deposits grew 4.7% on an annualized basis from the prior quarter, while the cost of these deposits remained flat at 0.22%.  As we grow our business, we remain focused on strong credit quality and expense management.  Net charge-offs remained low at 0.03% for the quarter, and we drove expense reductions from the prior quarter through efficiencies gained in the integration of Peoples.

Mr. Laney added, “We believe our positive momentum will continue as we move through the second half of the year.  Our associates are committed to delivering exceptional client service, and through these efforts, our business, shareholders, and the communities we serve will continue to be positively impacted.”

Second Quarter 2018 Results

(All comparisons refer to the first quarter of 2018, except as noted)

Net Interest Income

Fully taxable equivalent net interest income totaled $50.5 million and increased $1.8 million, or 3.64% over the prior quarter, and 14.6% annualized.  Fully taxable equivalent net interest margin was 3.95%, widening 0.11% from the prior quarter, driven by 0.13% higher earning asset yields, partially offset by a 0.03% increase in the cost of interest-bearing liabilities.  Originated loan yields increased 0.13%, driven by recent increases in short-term interest rates and higher yields on new loan originations.  In addition, net interest income also included $0.6 million in accelerated accretion benefit from early payoffs of acquired and 310-30 loans, a benefit of 0.05% to the fully taxable equivalent net interest margin this quarter.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) ended the quarter at $3.7 billion, increasing $152.6 million, or 17.0% annualized, driven by a record volume of loan originations totaling $351.1 million. Commercial loan originations totaled a record $288.9 million for the quarter, increasing 77.6% over the prior quarter and 50.4% over the second quarter last year.  The increase in commercial loan originations drove a 41.2% annualized increase in commercial loans, compared to the prior quarter.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $1.9 million was recorded during the second quarter, driven by the quarter’s increase in originated loans. Annualized net charge-offs on originated and acquired loans totaled 0.03%, compared to 0.07% in the prior quarter.  Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) were 0.68% of total originated and acquired loans, compared to 0.66% at March 31, 2018. The originated and acquired allowance for loan losses was 0.86% compared to 0.85% at the prior quarter end.

Acquired problem loans accounted for under 310-30 totaled $83.0 million at June 30, 2018 and decreased $29.4 million during the second quarter primarily as a result of one large acquired 310-30 problem loan transferred out of 310-30 loans to OREO as part of the asset resolution process. The life-to-date economic benefit of the accretable yield transfers, net of impairments, on 310-30 loans totals $290.1 million.

Deposits

Average total deposits increased $12.2 million to $4.6 billion, a 1.1% annualized increase. Average transaction deposits (defined as total deposits less time deposits) increased $40.5 million, a 4.7% annualized increase.  The cost of deposits was 0.42%, increasing 0.01% from the prior quarter, and the cost of transaction deposits remained flat at 0.22%.

Non-Interest Income

Non-interest income totaled $19.6 million, an increase of $1.7 million, primarily due to increases in mortgage banking income, bankcard fees, and other non-interest income. Mortgage banking income increased $0.9 million, or 11.8%, due to higher levels of 1-4 family mortgage loans sold in the secondary market.  Bankcard fees increased $0.3 million and other non-interest income increased $0.6 million.

Non-Interest Expense

Non-interest expense totaled $46.8 million and decreased $8.5 million from the prior quarter, driven by lower acquisition expenses and efficiencies realized from the Peoples acquisition, resulting in decreases in salaries and benefits, occupancy and equipment, professional fees and other non-interest expense.  The second quarter included $0.4 million of acquisition costs, included in other non-interest expense, compared to $7.6 million in the first quarter.

Income tax expense totaled $2.8 million, representing an effective tax rate of 13.8%, compared to an effective tax rate of 16.7% in the prior quarter. Both quarters included tax benefits related to stock-based compensation activity totaling $0.8 million in the second quarter, compared to $0.4 million in the first quarter. The lower tax rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income in relation to the pre-tax income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. Shareholders’ equity totaled $660.2 million at June 30, 2018 and increased $14.3 million from the prior quarter end. The increase in shareholders’ equity was due to higher retained earnings, which was partially offset by an increase in accumulated other comprehensive loss (AOCI), driven by the fair market value fluctuations of the available-for-sale investment securities portfolio.

Common book value per share increased $0.30 to $21.49 at June 30, 2018. The tangible common book value per share was $17.61 at June 30, 2018 and increased $0.34 primarily due to the increase in retained earnings. Excluding AOCI, the tangible book value increased $0.42 to $18.18. The leverage ratio at June 30, 2018 for the consolidated company and NBH Bank was 9.92% and 8.97%, respectively.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the June 30, 2018 accretable yield balance on the 310-30 loans of $42.7 million would add $1.06 after-tax to the tangible book value per share. A more conservative methodology that management uses values the excess yield above 5.0% and then considers the timing of the excess accreted interest income recognition discounted at 5.0%. This would add $0.80 after-tax to our tangible book value per share as of June 30, 2018, resulting in a tangible common book value per share of $18.41.

Year-Over-Year Review

(All comparisons refer to the first six months of 2017, except as noted)

Fully taxable equivalent net interest income totaled $99.2 million and increased $24.9 million, or 33.6%. Average earning assets increased $849.4 million, or 19.8%, driven by originated loan growth and the Peoples acquisition. The fully taxable equivalent net interest margin widened 0.41% to 3.90% as the yield on earning assets increased 0.42%, led by a 0.43% increase in the originated loan portfolio yields due to short-term rate increases, partially offset by an increase in the cost of deposits of 0.01% from 0.40% to 0.41%.

Loan balances at June 30, 2018 totaled $3.8 billion and increased $737.6 million, or 23.9%, while originated and acquired loans outstanding totaled $3.7 billion and increased $789.1 million, or 26.7%, driven by Peoples acquired loans and an increase in originated loans of $357.8 million, or 12.7%. New loan originations between the two periods totaled $972.4 million, led by commercial loan originations of $737.2 million. The 310-30 loan portfolio declined $51.5 million, or 38.3%.

Total deposits averaged $4.6 billion, increasing $750.3 million, or 19.3%.  The Peoples acquisition added $730 million in total deposits on January 1, 2018, coupled with transaction deposit growth, partially offset by the sale of four banking centers in the second quarter 2017. The mix of transaction deposits to total deposits improved to 75.6% from 70.8% in the prior year.

Provision for loan loss expense on originated and acquired loans was $1.7 million, compared to $5.9 million last year. Annualized net charge-offs on originated and acquired loans totaled 0.05%, compared to 0.00% last year. Non-performing originated and acquired loans decreased to 0.68% of total originated and acquired loans, compared to 1.10% at June 30, 2017, primarily due to the resolution of non-accrual energy loans. The originated and acquired allowance for loan losses totaled 0.86% of total originated and acquired loans compared to 1.18% at June 30, 2017, and decreased as the acquired loans from the Peoples acquisition were recorded at fair value.

Non-interest income for the first six months of 2018 was $37.4 million, representing an increase of $16.7 million, primarily due to the Peoples acquisition. Service charges and bank card interchange fees grew $3.1 million due to organic growth and the addition of Peoples’ client base. Mortgage banking income increased $15.8 million, primarily due to increased volume from the acquisition of Peoples. OREO related income increased $0.5 million compared to the prior year. Other non-interest income decreased $2.7 million, primarily driven by a gain on the sale of banking centers during 2017.

Non-interest expense totaled $102.0 million the first six months of 2018, representing an increase of $34.0 million, driven by the Peoples acquisition. The first six months of 2018 included $8.0 million of acquisition costs.

Income tax expense totaled $4.5 million and increased $3.6 million. Income tax expense included a $1.2 million tax benefit from stock compensation activity in the first six months of 2018, compared to $3.4 million in the first six months of 2017. Adjusting for the stock compensation activity, the effective tax rate for the first six months of 2018 would be 17.7%, compared to an adjusted 2017 rate of 23.5%.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 25, 2018. Interested parties may listen to this call by dialing (877) 272-6762 (United States) / (615) 800-6832 (International) using the Conference ID of 7153207 and asking for the National Bank Holdings Corporation Second Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately two hours after the call’s completion through August 2, 2018, by dialing (855) 859-2056 (United

States) / (404) 537-3406 (International) using the Conference ID of 7153207. The earnings release will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “return on average tangible assets before provision for loan losses and taxes,” “return on average tangible common equity,” “tangible common book value,” “tangible common book value per share,” “tangible common equity,” “tangible common equity to tangible assets,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted income per share,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 104 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas and New Mexico. Its comprehensive residential banking group primarily serves the bank's core footprint with additional offices in Arizona, Nevada and Utah. NBH Bank operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and Hillcrest Bank in Texas and New Mexico. It also operates as Community Banks Mortgage, a division of NBH Bank, in Arizona, Colorado, Nevada and Utah. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: bankmw.com, cobnks.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions or consolidations; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Brian Lilly, Chief Financial Officer; Chief of M&A and Strategy, (720) 529-3315 and Aldis Birkans, Treasurer, (720) 529-3314,  ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Total interest and dividend income	$54,911	$52,791	$41,332	$107,702	$80,072
Total interest expense	5,525	5,144	4,440	10,669	8,458
Net interest income	49,386	47,647	36,892	97,033	71,614
Taxable equivalent adjustment	1,099	1,063	1,389	2,162	2,658
Net interest income FTE(1)	50,485	48,710	38,281	99,195	74,272
Provision for loan losses	1,873	41	4,025	1,914	5,820
Net interest income after provision for loan losses FTE(1)	48,612	48,669	34,256	97,281	68,452
Non-interest income:
Service charges	4,371	4,510	3,546	8,881	6,872
Bank card fees	3,672	3,362	3,134	7,034	5,938
Mortgage banking income	8,911	7,971	594	16,882	1,048
Other non-interest income	2,157	1,602	4,596	3,760	6,480
OREO related income	451	390	86	841	314
Total non-interest income	19,562	17,835	11,956	37,398	20,652
Non-interest expense:
Salaries and benefits	29,123	30,672	19,909	59,795	40,299
Occupancy and equipment	7,190	7,955	5,242	15,145	10,679
Professional fees	738	2,819	1,270	3,557	1,686
Other non-interest expense	8,298	12,324	6,412	20,622	12,644
Problem asset workout	775	781	880	1,556	1,752
Gain on sale of OREO, net	(14)	78	(1,644)	64	(1,756)
Core deposit intangible asset amortization	653	653	1,370	1,306	2,740
Total non-interest expense	46,763	55,282	33,439	102,045	68,044

Income before income taxes FTE(1)	21,411	11,222	12,773	32,634	21,060
Taxable equivalent adjustment	1,099	1,063	1,389	2,162	2,658
Income before income taxes	20,312	10,159	11,384	30,472	18,402
Income tax expense	2,800	1,695	2,175	4,495	935
Net income	$17,512	$8,464	$9,209	$25,977	$17,467
Earnings per share - basic	$0.57	$0.28	$0.34	$0.85	$0.65
Earnings per share - diluted	$0.56	$0.27	$0.33	$0.83	$0.63

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21%, 21% and 35% for the three months ended June 30, 2018, March 31, 2018 and June  30, 2017, respectively, and federal tax rate of 21% and 35% for the six months ended June 30, 2018 and June 30, 2017, respectively. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2018	March 31, 2018	June 30, 2017	December 31, 2017
ASSETS
Cash and cash equivalents	$137,917	$286,870	$129,827	$257,364
Investment securities available-for-sale	856,751	917,865	866,714	855,345
Investment securities held-to-maturity	266,197	283,369	294,891	258,730
Non-marketable securities	20,070	14,088	18,468	15,030
Loans	3,825,555	3,702,334	3,087,945	3,178,947
Allowance for loan losses	(32,230)	(30,686)	(34,959)	(31,264)
Loans, net	3,793,325	3,671,648	3,052,986	3,147,683
Loans held for sale	113,057	51,050	7,067	4,629
Other real estate owned	35,469	11,875	14,297	10,491
Premises and equipment, net	111,415	112,038	92,321	93,708
Goodwill	115,027	114,909	59,630	59,630
Intangible assets, net	14,693	15,561	4,210	1,607
Other assets	183,335	178,310	152,358	139,248
Total assets	$5,647,256	$5,657,583	$4,692,769	$4,843,465
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,099,601	$1,083,245	$870,875	$902,439
Interest bearing demand deposits	682,998	698,796	418,729	474,607
Savings and money market	1,716,534	1,779,817	1,441,372	1,484,463
Total transaction deposits	3,499,133	3,561,858	2,730,976	2,861,509
Time deposits	1,132,331	1,147,452	1,126,481	1,118,050
Total deposits	4,631,464	4,709,310	3,857,457	3,979,559
Securities sold under agreements to repurchase	73,441	141,187	119,213	130,463
Federal Home Loan Bank advances	188,334	77,335	129,115	129,115
Other liabilities	93,832	83,888	42,497	71,921
Total liabilities	4,987,071	5,011,720	4,148,282	4,311,058
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,012,175	1,012,268	971,145	970,668
Retained earnings	81,182	68,008	68,570	60,795
Treasury stock	(416,281)	(420,040)	(494,547)	(493,329)
Accumulated other comprehensive loss, net of tax	(17,406)	(14,888)	(1,196)	(6,242)
Total shareholders' equity	660,185	645,863	544,487	532,407
Total liabilities and shareholders' equity	$5,647,256	$5,657,583	$4,692,769	$4,843,465
SHARE DATA
Average basic shares outstanding	30,735,427	30,493,689	26,955,187	27,007,799
Average diluted shares outstanding	31,387,175	31,143,528	27,597,443	27,007,799
Ending shares outstanding	30,726,789	30,479,969	26,788,833	26,875,585
Common book value per share	$21.49	$21.19	$20.33	$19.81
Tangible common book value per share(1)	$17.61	$17.27	$18.32	$17.94
Tangible common book value per share, excluding accumulated other comprehensive income(1)	$18.18	$17.76	$18.36	$18.17
CAPITAL RATIOS
Average equity to average assets	11.63%	11.44%	11.66%	11.41%
Tangible common equity to tangible assets(1)	9.79%	9.51%	10.58%	10.06%
Leverage ratio	9.92%	9.59%	10.25%	9.83%
Tier 1 risk-based capital ratio	12.62%	12.43%	13.29%	12.94%
Total risk-based capital ratio	13.47%	13.17%	14.28%	13.82%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2018		June 30, 2018
			vs. March 31, 2018		vs. June 30, 2017
	June 30, 2018	March 31, 2018	% Change	June 30, 2017	% Change
Originated:
Commercial:
Commercial and industrial	$1,611,864	$1,422,517	13.3%	$1,273,778	26.5%
Owner-occupied commercial real estate	286,298	274,182	4.4%	221,356	29.3%
Agriculture	188,185	154,922	21.5%	127,361	47.8%
Energy	37,221	40,213	(7.4)%	98,293	(62.1)%
Total commercial	2,123,568	1,891,834	12.2%	1,720,788	23.4%
Commercial real estate non-owner occupied	411,953	424,125	(2.9)%	448,146	(8.1)%
Residential real estate	625,940	630,576	(0.7)%	633,167	(1.1)%
Consumer	23,235	23,082	0.7%	24,797	(6.3)%
Total originated	3,184,696	2,969,617	7.2%	2,826,898	12.7%

Acquired:
Commercial:
Commercial and industrial	68,509	72,571	(5.6)%	2,077	3,198.5%
Owner-occupied commercial real estate	96,353	110,065	(12.5)%	12,574	666.3%
Agriculture	6,611	6,727	(1.7)%	4,037	63.8%
Total commercial	171,473	189,363	(9.4)%	18,688	817.6%
Commercial real estate non-owner occupied	182,787	211,313	(13.5)%	25,089	628.6%
Residential real estate	200,730	216,579	(7.3)%	81,332	146.8%
Consumer	2,915	3,153	(7.5)%	1,511	92.9%
Total acquired	557,905	620,408	(10.1)%	126,620	340.6%

ASC 310-30 loans	82,954	112,309	(26.1)%	134,427	(38.3)%
Total loans	$3,825,555	$3,702,334	3.3%	$3,087,945	23.9%

Originated and Acquired Loan Balances by Loan Segment

			June 30, 2018		June 30, 2018
			vs. March 31, 2018		vs. June 30, 2017
	June 30, 2018	March 31, 2018	% Change	June 30, 2017	% Change
Commercial	$2,295,041	$2,081,197	10.3%	$1,739,476	31.9%
Commercial real estate non-owner occupied	594,740	635,438	(6.4)%	473,235	25.7%
Residential real estate	826,670	847,155	(2.4)%	714,499	15.7%
Consumer	26,150	26,235	(0.3)%	26,308	(0.6)%
Total originated and acquired loans	$3,742,601	$3,590,025	4.2%	$2,953,518	26.7%

Originations(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2018	2018	2017	2017	2017
Commercial:
Commercial and industrial	$232,643	$123,984	$167,699	$73,917	$159,340
Owner occupied commercial real estate	19,009	23,576	8,937	32,787	6,899
Agriculture	38,220	25,873	14,050	3,335	16,696
Energy	(929)	(10,778)	(8,121)	(6,993)	9,120
Total commercial	288,943	162,655	182,565	103,046	192,055
Commercial real estate non-owner occupied	28,316	20,694	21,323	46,654	47,312
Residential real estate	30,259	21,698	25,995	28,471	26,979
Consumer	3,588	3,238	1,815	3,122	3,233
Total	$351,106	$208,285	$231,698	$181,293	$269,579

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings under revolving lines of credit were $151,888, $59,236, $65,686, $(12,804) and $68,305 as of the second quarter 2018, first quarter 2018, fourth  quarter 2017, third quarter 2017 and second quarter 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,079,727	$34,165	4.45%	$2,954,865	$31,454	4.32%	$2,732,733	$27,481	4.03%
Acquired loans	596,229	8,687	5.84%	639,552	8,930	5.66%	132,596	2,005	6.07%
ASC 310-30 loans	95,033	4,831	20.33%	115,432	5,393	18.69%	136,662	6,180	18.09%
Loans held for sale	83,258	950	4.58%	54,358	566	4.22%	6,691	134	8.03%
Investment securities available-for-sale	916,133	4,840	2.11%	935,359	4,775	2.04%	906,738	4,358	1.92%
Investment securities held-to-maturity	276,141	1,970	2.85%	256,646	1,751	2.73%	305,722	2,131	2.79%
Other securities	16,735	248	5.93%	16,072	244	6.07%	15,657	218	5.57%
Interest earning deposits and securities purchased under agreements to resell	66,019	319	1.94%	168,318	741	1.79%	85,350	214	1.01%
Total interest earning assets FTE(2)	$5,129,275	$56,010	4.38%	$5,140,602	$53,854	4.25%	$4,322,149	$42,721	3.96%
Cash and due from banks	$95,823			$99,798			$66,651
Other assets	424,288			406,903			318,429
Allowance for loan losses	(31,421)			(31,619)			(31,615)
Total assets	$5,617,965			$5,615,684			$4,675,614
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,437,404	$1,929	0.32%	$2,408,387	$1,844	0.31%	$1,871,814	$1,424	0.31%
Time deposits	1,138,924	2,935	1.03%	1,167,302	2,790	0.97%	1,147,037	2,479	0.87%
Securities sold under agreements to repurchase	93,625	36	0.15%	132,339	50	0.15%	85,022	40	0.19%
Federal Home Loan Bank advances	132,297	625	1.89%	115,683	460	1.61%	130,795	497	1.52%
Total interest bearing liabilities	$3,802,250	$5,525	0.58%	$3,823,711	$5,144	0.55%	$3,234,668	$4,440	0.55%
Demand deposits	$1,069,146			$1,057,622			$858,299
Other liabilities	92,939			92,076			37,480
Total liabilities	4,964,335			4,973,409			4,130,447
Shareholders' equity	653,630			642,275			545,167
Total liabilities and shareholders' equity	$5,617,965			$5,615,684			$4,675,614
Net interest income FTE(2)		$50,485			$48,710			$38,281
Interest rate spread FTE(2)			3.80%			3.70%			3.41%
Net interest earning assets	$1,327,025			$1,316,891			$1,087,481
Net interest margin FTE(2)			3.95%			3.84%			3.55%
Average transaction deposits	3,506,550			3,466,009			2,730,113
Average total deposits	4,645,474			4,633,311			3,877,150
Ratio of average interest earning assets to average interest bearing liabilities	134.90%			134.44%			133.62%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%, 21% and 35% for the three month ended June 30, 2018, March 31, 2018 and June  30, 2017, respectively. The tax equivalent adjustments included above are $1,099, $1,063 and $1,389 for the three months ended June 30, 2018, March 31, 2018 and June  30, 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2018			For the six months ended June 30, 2017
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,017,641	$65,619	4.39%	$2,663,528	$52,323	3.96%
Acquired loans	617,771	17,617	5.75%	137,939	4,179	6.11%
ASC 310-30 loans	105,176	10,224	19.44%	139,416	12,051	17.29%
Loans held for sale	68,888	1,516	4.44%	8,377	279	6.72%
Investment securities available-for-sale	925,693	9,615	2.08%	918,628	8,719	1.90%
Investment securities held-to-maturity	266,447	3,721	2.79%	315,015	4,383	2.78%
Other securities	16,405	492	6.00%	14,527	385	5.30%
Interest earning deposits and securities purchased under agreements to resell	116,886	1,060	1.83%	88,092	411	0.94%
Total interest earning assets FTE(2)	$5,134,907	$109,864	4.31%	$4,285,522	$82,730	3.89%
Cash and due from banks	$97,799			$66,875
Other assets	415,644			319,771
Allowance for loan losses	(31,519)			(30,736)
Total assets	$5,616,831			$4,641,432
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,422,976	$3,773	0.31%	$1,883,969	$2,791	0.30%
Time deposits	1,153,034	5,725	1.00%	1,163,338	4,900	0.85%
Securities sold under agreements to repurchase	112,875	86	0.15%	81,693	73	0.18%
Federal Home Loan Bank advances	124,036	1,085	1.76%	89,856	694	1.56%
Total interest bearing liabilities	$3,812,921	$10,669	0.56%	$3,218,856	$8,458	0.53%
Demand deposits	$1,063,416			$841,814
Other liabilities	92,510			39,199
Total liabilities	4,968,847			4,099,869
Shareholders' equity	647,984			541,563
Total liabilities and shareholders' equity	$5,616,831			$4,641,432
Net interest income FTE(2)		$99,195			$74,272
Interest rate spread FTE(2)			3.75%			3.36%
Net interest earning assets	$1,321,986			$1,066,666
Net interest margin FTE(2)			3.90%			3.49%
Average transaction deposits	3,486,392			2,725,783
Average total deposits	4,639,426			3,889,121
Ratio of average interest earning assets to average interest bearing liabilities	134.67%			133.14%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21% and 35% for the six months ended June 30, 2018 and June 30, 2017, respectively. The tax equivalent adjustments included above are $2,162 and $2,658 for the six months ended June 30, 2018 and June  30, 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	June 30, 2018			March 31, 2018			June 30, 2017
	ASC	Originated		ASC	Originated		ASC	Originated
	310-30	and acquired		310-30	and acquired		310-30	and acquired
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$112	$30,574	$30,686	$71	$31,193	$31,264	$220	$30,630	$30,850
Charge-offs	(61)	(335)	(396)	—	(716)	(716)	—	(121)	(121)
Recoveries	—	67	67	—	97	97	—	205	205
Provision (recoupment)	150	1,723	1,873	41	—	41	(78)	4,103	4,025
Ending ALL	$201	$32,029	$32,230	$112	$30,574	$30,686	$142	$34,817	$34,959
Ratio of annualized net charge-offs to average total loans during the period, respectively	0.26%	0.03%	0.03%	0.00%	0.07%	0.07%	0.00%	(0.01)%	(0.01)%
Ratio of ALL to total loans outstanding at period end, respectively	0.24%	0.86%	0.84%	0.10%	0.85%	0.83%	0.11%	1.18%	1.13%
Ratio of ALL to total non-performing loans at period end, respectively(1)	0.00%	124.94%	125.73%	0.00%	129.17%	129.65%	0.00%	107.28%	107.72%
Total loans	$82,954	$3,742,601	$3,825,555	$112,309	$3,590,025	$3,702,334	$134,427	$2,953,518	$3,087,945
Average total loans during the period	$95,033	$3,675,956	$3,770,989	$115,432	$3,594,417	$3,709,849	$136,662	$2,865,329	$3,001,991
Total non-performing loans(1)	$—	$25,635	$25,635	$—	$23,669	$23,669	$—	$32,455	$32,455

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	June 30, 2018	March 31, 2018	June 30, 2017
Loans 30-89 days past due and still accruing interest	$9,587	$6,029	$4,415
Loans 90 days past due and still accruing interest	1,104	1,767	215
Non-accrual loans	25,635	23,669	32,455
Total past due and non-accrual loans	$36,326	$31,465	$37,085
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.71%	0.71%	1.11%
Total non-accrual loans to total originated and acquired loans	0.68%	0.66%	1.10%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	June 30, 2018	March 31, 2018	June 30, 2017
Non-performing loans	$25,635	$23,669	$32,455
OREO:
Originated and acquired	5,905	5,774	8,392
Transferred from 310-30 loans	29,564	6,101	5,905
Total OREO	35,469	11,875	14,297
Total non-performing assets	$61,104	$35,544	$46,752
Accruing restructured loans	$6,939	$8,678	$5,177
Total non-performing loans to total loans	0.67%	0.64%	1.05%
Total non-performing assets to total loans and OREO	1.58%	0.96%	1.51%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.82%	0.79%	1.32%

Changes in Accretable Yield

	For the three months ended			Life-to-date
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018
Accretable yield at beginning of period	$45,193	$46,568	$59,591	$—
Additions through acquisitions	—	—	—	214,996
Reclassification from non-accretable difference to accretable yield	2,644	5,409	2,347	290,098
Reclassification to non-accretable difference from accretable yield	(304)	(1,391)	(95)	(37,263)
Accretion	(4,831)	(5,393)	(6,180)	(425,129)
Accretable yield at end of period	$42,702	$45,193	$55,663	$42,702

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Key Ratios(1)
Return on average assets	1.25%	0.61%	0.79%	0.93%	0.76%
Return on average tangible assets(2)	1.31%	0.66%	0.87%	0.99%	0.84%
Return on average tangible assets, adjusted(2)	1.33%	1.11%	0.87%	1.22%	0.84%
Return on average equity	10.75%	5.34%	6.78%	8.08%	6.50%
Return on average tangible common equity(2)	13.52%	6.95%	8.21%	10.29%	7.93%
Return on average tangible common equity, adjusted(2)	13.72%	11.63%	8.21%	12.71%	7.93%
Loans to deposits ratio (end of period)	82.60%	78.62%	80.05%	82.60%	80.05%
Non-interest bearing deposits to total deposits (end of period)	23.74%	23.00%	22.58%	23.74%	22.58%
Net interest margin(4)	3.86%	3.76%	3.42%	3.81%	3.37%
Net interest margin FTE(2)(4)	3.95%	3.84%	3.55%	3.90%	3.49%
Interest rate spread FTE(5)	3.80%	3.70%	3.41%	3.75%	3.36%
Yield on earning assets(3)	4.29%	4.16%	3.84%	4.23%	3.77%
Yield on earning assets FTE(2)(3)	4.38%	4.25%	3.96%	4.31%	3.89%
Cost of interest bearing liabilities(3)	0.58%	0.55%	0.55%	0.56%	0.53%
Cost of deposits	0.42%	0.41%	0.40%	0.41%	0.40%
Non-interest income to total revenue FTE	27.93%	26.80%	23.80%	27.38%	21.76%
Non-interest expense to average assets	3.34%	3.99%	2.87%	3.66%	2.96%
Non-interest expense to average assets, adjusted(2)	3.31%	3.44%	2.87%	3.95%	2.96%
Efficiency ratio FTE(2)(6)	65.83%	82.09%	63.83%	73.75%	68.80%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)(6)	65.31%	70.68%	63.83%	67.93%	68.80%

Originated and Acquired Loans Asset Quality Data(7)(8)(9)
Non-performing loans to total loans	0.68%	0.66%	1.10%	0.68%	1.10%
Allowance for loan losses to total loans	0.86%	0.85%	1.18%	0.86%	1.18%
Allowance for loan losses to non-performing loans	124.94%	129.17%	107.28%	124.94%	107.28%
Net charge-offs (recoveries) to average loans(1)	0.03%	0.07%	(0.01)%	0.05%	0.00%

Total Loans Asset Quality Data(7)(8)(9)
Non-performing loans to total loans	0.67%	0.64%	1.05%	0.67%	1.05%
Non-performing assets to total loans and OREO	1.58%	0.96%	1.51%	1.58%	1.51%
Allowance for loan losses to total loans	0.84%	0.83%	1.13%	0.84%	1.13%
Allowance for loan losses to non-performing loans	125.73%	129.65%	107.72%	125.73%	107.72%
Net charge-offs (recoveries) to average loans(1)	0.03%	0.07%	(0.01)%	0.05%	0.00%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations below.
(3)

Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities are excluded from interest earning assets. Interest bearing liabilities include liabilities that must be paid interest.

(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	The efficiency ratio represents non-interest expense, less intangible asset amortization, as a percentage of net interest income on a FTE basis plus non-interest income.
(7)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(8)	Non-performing assets include non-performing loans, other real estate owned and other repossessed assets.
(9)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2018	March 31, 2018	June 30, 2017	December 31, 2017
Total shareholders' equity	$660,185	$645,863	$544,487	$532,407
Less: goodwill and core deposit intangible assets, net	(125,805)	(126,340)	(63,840)	(61,237)
Add: deferred tax liability related to goodwill	6,869	6,878	10,098	10,873
Tangible common equity (non-GAAP)	$541,249	$526,401	$490,745	$482,043

Total assets	$5,647,256	$5,657,583	$4,692,769	$4,843,465
Less: goodwill and core deposit intangible assets, net	(125,805)	(126,340)	(63,840)	(61,237)
Add: deferred tax liability related to goodwill	6,869	6,878	10,098	10,873
Tangible assets (non-GAAP)	$5,528,320	$5,538,121	$4,639,027	$4,793,101

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.69%	11.42%	11.60%	10.99%
Less: impact of goodwill and core deposit intangible assets, net	(1.90)%	(1.91)%	(1.02)%	(0.93)%
Tangible common equity to tangible assets (non-GAAP)	9.79%	9.51%	10.58%	10.06%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$541,249	$526,401	$490,745	$482,043
Divided by: ending shares outstanding	30,726,789	30,479,969	26,788,833	26,875,585
Tangible common book value per share (non-GAAP)	$17.61	$17.27	$18.32	$17.94

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$541,249	$526,401	$490,745	$482,043
Accumulated other comprehensive loss, net of tax	17,406	14,888	1,196	6,242
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	558,655	541,289	491,941	488,285
Divided by: ending shares outstanding	30,726,789	30,479,969	26,788,833	26,875,585
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$18.18	$17.76	$18.36	$18.17

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$17,512	$8,464	$9,209	$25,977	$17,467
Add: impact of core deposit intangible amortization expense, after tax	496	496	836	993	1,671
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$18,008	$8,960	$10,045	$26,970	$19,138

Average assets	$5,617,965	$5,615,684	$4,675,614	$5,616,831	$4,641,432
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(119,257)	(119,158)	(54,420)	(119,600)	(55,102)
Average tangible assets (non-GAAP)	$5,498,708	$5,496,526	$4,621,194	$5,497,231	$4,586,330

Average shareholders' equity	$653,630	$642,275	$545,167	$647,984	$541,563
Less: average goodwill and core deposit intangible assets, net of deferred tax liability related to goodwill	(119,257)	(119,158)	(54,420)	(119,600)	(55,102)
Average tangible common equity (non-GAAP)	$534,373	$523,117	$490,747	$528,384	$486,461

Return on average assets	1.25%	0.61%	0.79%	0.93%	0.76%
Return on average tangible assets (non-GAAP)	1.31%	0.66%	0.87%	0.99%	0.84%
Return on average equity	10.75%	5.34%	6.78%	8.08%	6.50%
Return on average tangible common equity (non-GAAP)	13.52%	6.95%	8.21%	10.29%	7.93%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest income	$54,911	$52,791	$41,332	$107,702	$80,072
Add: impact of taxable equivalent adjustment	1,099	1,063	1,389	2,162	2,658
Interest income FTE (non-GAAP)	$56,010	$53,854	$42,721	$109,864	$82,730

Net interest income	$49,386	$47,647	$36,892	$97,033	$71,614
Add: impact of taxable equivalent adjustment	1,099	1,063	1,389	2,162	2,658
Net interest income FTE (non-GAAP)	$50,485	$48,710	$38,281	$99,195	$74,272

Average earning assets	$5,129,275	$5,140,602	$4,322,149	$5,134,907	$4,285,522
Yield on earning assets	4.29%	4.16%	3.84%	4.23%	3.77%
Yield on earning assets FTE (non-GAAP)	4.38%	4.25%	3.96%	4.31%	3.89%
Net interest margin	3.86%	3.76%	3.42%	3.81%	3.37%
Net interest margin FTE (non-GAAP)	3.95%	3.84%	3.55%	3.90%	3.49%

Adjusted Financial Results

	As of and for the	As of and for the
	three months ended	three months ended
	June 30, 2018	March 31, 2018
Adjustments to net income:
Net income	$17,512	$8,464
Adjustments (non-GAAP)(1)	275	6,046
Adjusted net income (non-GAAP)	$17,787	$14,510

Adjustments to income per share:
Earnings per share	$0.56	$0.27
Adjustments (non-GAAP)(1)	0.01	0.20
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.57	$0.47

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)(1)	$17,787	$14,510
Add: impact of core deposit intangible amortization expense, after tax	496	496
Net income adjusted for impact of core deposit intangible amortization expense, after tax(1)	18,283	15,006
Average tangible assets (non-GAAP)	5,498,708	5,496,526
Adjusted return on average tangible assets (non-GAAP)	1.33%	1.11%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax(1)	18,283	15,006
Average tangible common equity (non-GAAP)	534,373	523,117
Adjusted return on average tangible common equity (non-GAAP)	13.72%	11.63%

Adjustments to non-interest expense:
Non-interest expense	46,763	55,282
Adjustments (non-GAAP)(1)	359	7,598
Adjusted non-interest expense (non-GAAP)	46,404	47,684
Non-interest expense to average assets, adjusted (non-GAAP)	3.31%	3.44%

(1) Adjustments:
Non-interest expense adjustments:
Acquisition-related	$359	$7,598
Bonus accrual	—	—
Total pre-tax adjustments (non-GAAP)	359	7,598
Collective tax expense impact	(84)	(1,552)
Deferred tax asset re-measurement	—	—
Adjustments (non-GAAP)	$275	$6,046